Exhibit 5.1

July 25, 2013

ABB Ltd	Homburger AG
Affolternstrasse 44	Prime Tower
P.O.Box 8131	Hardstrasse 201 | CH–8005 Zurich
8050 Zurich	P.O. Box 314 | CH–8037 Zurich

T +41 43 222 10 00
F +41 43 222 15 00
lawyers@homburger.ch

July 26, 2013 LAC | DUA
315050 | LAC | 000017.docx

ABB Ltd – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Swiss counsel to ABB Ltd, a company limited by shares incorporated under the laws of Switzerland (the Company), in connection with the Registration Statement on Form S-8 (the Registration Statement) to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof under the Securities Act of 1933, as amended (the Act), with respect to the registration of up to 674,665 registered shares of CHF 1.03 par value each of the Company that may be delivered pursuant to the plans covered by the Registration Statement (the Plans). As such counsel, we have been requested to give our opinion as to certain legal matters under Swiss law.

Capitalized terms used herein shall have the meaning attributed to them in the Documents unless otherwise defined herein.

I.                             Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than listed below) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the documents below, and we express no opinion as to the accuracy of representations and warranties of facts set out in such documents or the factual background assumed therein.

For the purpose of giving this opinion, we have only examined originals or copies of the following documents (collectively the Documents):

(i)                         an electronic copy of the Registration Statement, dated July 26, 2013;

(ii)                      a copy of the Articles of Association (Statuten) of the Company in their version of April 25, 2013 (the Articles); and

(iii)                   an electronic copy of an excerpt from the Commercial Register of the Canton of Zurich, Switzerland, for the Company, dated July 26, 2013 (the Excerpt).

No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

II.                        Assumptions

In rendering the opinion below, we have assumed the following:

(a)                     all copies, fax copies or electronic versions of the documents produced to us conform to the respective original documents and the originals of such documents were executed in the manner and by the individuals appearing on the respective copies;

(b)                     all signatures appearing on all original documents or copies thereof which we have examined are genuine;

(c)                      the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws;

(d)                     the Registration Statement has been filed with the SEC; we have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it;

(e)                      if and when registered shares of the Company are to be delivered pursuant to the Plans, the Company will hold a sufficient number of shares in treasury and/or have the required authority under Swiss law and the Articles to issue new registered shares to the holders of the rights pursuant to the Plans;

(f)                       any new registered shares issued by the Company (or any American Depository Shares representing such registered shares) will be listed on the New York Stock Exchange as required under applicable laws and regulations;

(g)                      all authorizations, approvals, consents, licenses, exemptions and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied; and

(h)                     the Excerpt and the Articles are correct, complete and up-to-date.

III.                    Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.                          The Company is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.                            The Company’s share capital registered in the Commercial Register of the Canton of Zurich amounts to CHF 2,384,185,561.92, divided into 2,314,743,264 registered shares with a par value of CHF 1.03 each. Such registered shares, if and when delivered pursuant to the Plans, will have been validly issued, fully paid and are non-assessable.

IV.                     Qualifications

The above opinions are subject to the following qualifications:

(a)                      The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)                       The exercise of voting rights and rights related thereto with respect to any registered shares of the Company is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

(c)                        The Company may at any time in the future, subject to the approval of the general meeting of shareholders and compliance with all other requirements under Swiss law and the Articles, cancel any of its own registered shares and/or reduce the par value of any of such registered shares through repayment of a value equal to the reduction in par value.

(d)                       We express no opinion as to any commercial, accounting, tax, calculating, auditing or other non-legal matter.

*   *   *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished by us, as special Swiss counsel to the Company, in connection with the filing of the Registration Statement, and except as provided in the immediately preceding paragraph, it may not (in full or in part) be used, copied, circulated or relied upon by any party or for any purpose without our written consent.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours,

Homburger AG